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                                      EXHIBIT 5
                OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                    March 19, 1998





DoubleClick Inc.
41 Madison Avenue, 32nd Floor
New York, NY  10010

          Re: DoubleClick Inc. - Registration Statement for Offering of 3,000,000 Shares of Common Stock
               ---------------------------------------------------------

Dear Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock of the Company available for issuance under the DoubleClick Inc. 1997 Stock Incentive Plan ("the Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison

                              BROBECK, PHLEGER & HARRISON LLP